© 2021 Valmont® Industries, Inc. Valmont Industries, Inc. Third Quarter Earnings Presentation October 21, 2021

Disclosure Regarding Forward-Looking Statements These slides contain (and the accompanying oral discussion will contain) “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries including the continuing and developing effects of COVID-19 including the effects of the outbreak on the general economy and the specific economic effects on the Company’s business and that of its customers and suppliers, competitor responses to the Company’s products and services, the overall market acceptance of such products and services, the integration of acquisitions and other factors disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission. Consequently, such forward-looking statements should be regarded as the Company’s current plans, estimates and beliefs. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. October 21, 20212 | Valmont Industries, Inc. | 3Q 2021 Earnings Presentation

| Valmont Industries, Inc. | 3Q 2021 Earnings PresentationOctober 21, 20213 STEVE KANIEWSKI PRESIDENT & CHIEF EXECUTIVE OFFICER

3Q 2021 Segment Sales and Segment Summaries

TOTAL 3Q 2021 SALES: $868.8M

$276.5M	$281.1M	$96.7M	$240.3M
Utility Support Structures	Engineered Support Structures	Coatings	Irrigation N.A.: $116.3M | International: $124.0M
31.8% of Sales	32.4% of Sales	11.1% of Sales	27.7% of Sales

SEGMENT SUMMARIES

Utility Support Structures

- Strong underlying market demand for improving grid resiliency and renewable energy usage, and increased pricing driving continued sales growth
- Higher pricing and volumes mostly offset by combined solar and offshore wind projects in 2020 that did not repeat or were pushed to future quarters from customers' supply chain disruptions
- North American utilities increasing planned investments in transmission and distribution projects

Engineered Support Structures

- Focus on pricing and sales growth of more than 25% in wireless communication products and components driven by 5G buildouts and heavy investments by the major carriers
- 3Q operating profit margins above 12% for first time
- International markets benefiting from higher stimulus and infrastructure investments, especially in Australia

Coatings

- Sales growth led by pricing and improved economic conditions compared to last year
- Incremental sales from our new greenfield facility in Pittsburgh

Irrigation

- N.A. sales grew nearly 55% as strong market fundamentals and improved net farm income projections continue to positively impact farmer sentiment, generating very strong order flow
- International sales nearly doubled YoY, led by solid demand in Middle East and Africa, including deliveries of the Egypt project, and another record sales quarter in Brazil
- Backlog at end of third quarter was $388M, up 26% YoY

Significant Irrigation Revenue Growth

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Conserving Resources and Improving Life in Sudan 5 Enhancing Productivity, Empowering Local Communities, Building a More Sustainable World | Valmont Industries, Inc. | 3Q 2021 Earnings PresentationOctober 21, 2021 Sudan’s Agriculture Sector1 Evolving from subsistence farming to industrial scale • 40% of GDP • 80% of workforce Problems in the Region • Arid conditions • Lack of direct access to electricity in the region Valmont Solar Solutions Installed solar plant to bring power to center pivots • No battery or secondary energy source needed • 100% independent from the grid 1 Source: CIA The World Factbook – Sudan Economy

AVNER APPLBAUM EVP & CHIEF FINANCIAL OFFICER | Valmont Industries, Inc. | 3Q 2021 Earnings PresentationOctober 21, 20216

3Q 2021 Financial Summary October 21, 2021 | Valmont Industries, Inc. | 3Q 2021 Earnings Presentation7 Sales Operating Income Diluted EPS GAAP Adjusted1 GAAP Adjusted1 18.4% 23.9% 19.8% 30.4% 29.1% • Record third quarter sales as growth was realized in all segments, led by higher pricing and strong, broad-based market demand, with particularly substantial sales growth in Irrigation • Operating income improved to 8.8% of sales (9.3% adjusted1) despite ongoing inflationary pressures of higher raw materials, freight and labor • Driven by higher volumes in Irrigation and favorable pricing, notably in Engineered Support Structures • Primarily driven by higher operating income and a more favorable tax rate of 23.5%, which was realized through the execution of certain tax planning strategies $M, except for per share amounts $76.2 $61.5 $80.4 $67.1 2021 2020 2021 2020 $868.8 $734.0 2021 2020 $2.40 $1.84 $2.57 $1.99 2021 2020 2021 2020 1 Please see Reg G reconciliation to GAAP measures at end of document.

Sales Operating Income1 0.8% 3Q 2021 Results | Utility Support Structures 8 ($M) Key Statistics 2020 Sales $ 274.4 Intersegment Sales (1.9) Volume (22.3) Pricing/Mix 25.6 Acquisitions/Divestiture - Currency Translation 0.7 2021 Sales $ 276.5 $276.5 $274.4 2021 2020 COMMENTARY • Significantly higher pricing and higher volumes in North American markets due to utilities' ongoing investments in grid resiliency were mostly offset by lower global generation sales primarily related to large projects in 2020 that did not repeat this year • Higher average selling prices were more than offset by the impact of continued raw material cost inflation that was not yet fully recovered through pricing mechanisms during the quarter, and lower global generation product sales • The impact of workforce quarantines in a few North American facilities led to operational inefficiencies October 21, 2021 | Valmont Industries, Inc. | 3Q 2021 Earnings Presentation $24.6 $25.9 $29.2 2021 2020 2020 Adj. 1 Please see Reg G reconciliation to GAAP measures at end of document.

Sales Operating Income1 9.9% 3Q 2021 Results | Engineered Support Structures October 21, 2021 | Valmont Industries, Inc. | 3Q 2021 Earnings Presentation9 ($M) $281.1 $255.7 2021 2020 $34.4 $25.4 $26.3 2021 2020 2020 Adj. COMMENTARY • Favorable pricing in all regions and higher sales of wireless communication products and components • Lighting and transportation sales of $188.6M increased 3.9% YoY, as favorable pricing and higher commercial lighting sales more than offset lower transportation volumes in most regions • Wireless communication products and components sales of $63.4M increased 25.2% YoY; capital investments from wireless carriers supporting 5G buildouts, and favorable pricing led to sales growth • Access systems sales of $29.1M increased 24.3% YoY, primarily due to improved end markets in Australia • Profitability improvement was driven by favorable pricing and improved fixed cost leverage, including SG&A Key Statistics 2020 Sales $ 255.7 Intersegment Sales (0.7) Volume (1.3) Pricing/Mix 21.6 Acquisitions/Divestiture - Currency Translation 5.8 2021 Sales $ 281.1 1 Please see Reg G reconciliation to GAAP measures at end of document.

3Q 2021 Results | Coatings October 21, 2021 | Valmont Industries, Inc. | 3Q 2021 Earnings Presentation10 ($M) COMMENTARY • Higher average selling prices and sales from the new greenfield facility in Pittsburgh, PA that commenced operations earlier this year • Lower profitability was driven by higher cost inflation that was not fully recovered by price, and startup costs related to new Pittsburgh facility Key Statistics 2020 Sales $ 87.9 Intersegment Sales 2.6 Volume 0.5 Pricing/Mix 4.6 Acquisitions/Divestiture - Currency Translation 1.1 2021 Sales $ 96.7 Sales Operating Income1 10.0% $96.7 $87.9 2021 2020 $12.5 $12.4 $13.7 2021 2020 2020 Adj. 1 Please see Reg G reconciliation to GAAP measures at end of document.

Sales Operating Income1 53.4% 95.6% 3Q 2021 Results | Irrigation October 21, 202111 ($M) $27.7 $32.0 $14.7 2021 2021 Adj. 20202021 2020 $116.3 $124.0 $75.8 $63.4 North America International | Valmont Industries, Inc. | 3Q 2021 Earnings Presentation Key Statistics 2020 Sales $ 139.2 Intersegment Sales 2.6 Volume 55.7 Pricing/Mix 39.3 Acquisitions/Divestiture 1.2 Currency Translation 2.3 2021 Sales $ 240.3 1 Please see Reg G reconciliation to GAAP measures at end of document. COMMENTARY • Higher volumes in all markets, particularly Egypt, North America and Brazil as well as favorable pricing and higher technology sales • North American sales growth led by favorable pricing, higher volumes due to continued strength in ag markets and higher industrial tubing sales • Int’l sales growth was led by continued strong demand in the Middle East including deliveries of the large Egypt project, and higher sales in Brazil, Africa and Europe • Global backlog increased 26.0% YoY to $388.0M, demonstrating the underlying strength in agricultural markets globally • Profitability growth was driven by higher volumes, favorable pricing and improved operational efficiencies, partially offset by higher SG&A expense from recent Prospera acquisition

3Q 2021 Cash Flow Highlights October 21, 2021 | Valmont Industries, Inc. | 3Q 2021 Earnings Presentation12 Strategically Securing Raw Material Availability to Support Strong Sales Growth ($M) YTD 9/25/2021 Net Cash Flows from Operating Activities $ 61.8 Net Cash Flows from Investing Activities (389.5) Net Cash Flows from Financing Activities 101.0 Net Cash Flows from Operating Activities $ 61.8 Purchase of Property, Plant & Equipment (80.5) Free Cash Flows $ (18.7) 3Q Cash Flow | FCF Reconciliation Cash and Debt Highlights $169.8M ($145.0M ex-U.S.) Cash at 9/25/2021 $897.5M Total Long-term Debt at 9/25/2021

Balanced Approach to Capital Allocation

2021 YTD Capital Deployment: $449M


$81
$313
$24
$31
Capital Expenditures
Acquisitions
Share Repurchases
Dividends

Growing Our Business

Capital Expenditures

- 2021 CapEx expected to be $110M - $120M
- Investments to support strategic growth initiatives and Industry 4.0 advanced manufacturing

Acquisitions

- Strategic fit + market expansion
- Returns exceeding cost of capital within 3 years

Returning Cash to Shareholders

Share Repurchases

- Opportunistic approach, supported by FCF
- Repurchased 10,759 shares in 3Q at an average price of $232.37 per share
- ~$124M remains on current authorization as of 9/25/21

Dividends

- 11% dividend increase announced February 2021
- Payout ratio target: 22% of earnings
- Current payout: ~19%

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Strong Balance Sheet and Liquidity October 21, 2021 | Valmont Industries, Inc. | 3Q 2021 Earnings Presentation14 Cash $169.8M Total Long-Term Debt $897.5M Shareholders’ Equity $1,344.7M Total Debt to Adj. EBITDA1 1.85x Available Credit under Revolving Credit Facility2 $615.6M Cash $169.8M Total Available Liquidity $785.4M AS OF SEPTEMBER 25, 20211 ► Long-term debt of $897.5M, mostly fixed-rate, with long-dated maturities to 2044 and 2054 ► Capital allocation strategy has not changed, and the primary focus is to maintain liquidity to support operations and maintain investment grade credit rating − Purchased $2.5M of company stock in Q3, and $123.9M remains on current authorization 1 The values on this slide are calculated in accordance with the amended credit facility dated October 18, 2021. See slide 30 for calculation of Adjusted EBITDA and Leverage Ratio. 2 $800M Total Revolver less borrowings and Standby LC’s of $184M.

Full Year 2021 Outlook and Key Assumptions 15 | Valmont Industries, Inc. | 3Q 2021 Earnings PresentationOctober 21, 2021 PREVIOUS FY21 OUTLOOK1 KEY ASSUMPTIONS • Favorable foreign currency translation impact of ~1% of Net Sales • Expect fourth quarter tax rate of ~24.0% • CapEx to be in the range of $110M - $120M to support strategic growth initiatives and Industry 4.0 advanced manufacturing initiatives • No pandemic-related closures of large manufacturing facilities, workforce disruptions, or significant supply chain interruptions 16% – 19% Increase in Net Sales YoY 1 Exclusive of potential future restructuring activities. 2 Please see Reg G reconciliation to GAAP measures at end of document. $9.90 – $10.60 GAAP Diluted EPS 45% – 50% Increase in Irrigation Segment Sales YoY 17% – 18% Increase in Net Sales YoY $10.10 – $10.60 GAAP Diluted EPS 50% – 53% Increase in Irrigation Segment Sales YoY CURRENT FY21 OUTLOOK1 $10.40 - $11.10 Adj. Diluted EPS2 $10.60 – $11.10 Adj. Diluted EPS2

2021 Segment Outlook October 21, 2021 | Valmont Industries, Inc. | 3Q 2021 Earnings Presentation16 Positive Momentum Across All Businesses USS • Expect sequential margin improvement as pricing becomes more aligned with steel cost inflation • Backlog indicative of long-term market drivers of grid resiliency and the increasing use of renewable energy ESS • Stable market conditions in North American transportation markets; order rates are beginning to improve • Demand for wireless communication products and components remains very strong and we are on track to grow sales 15% - 20% • Long-term need for critical infrastructure investment globally, including current and future stimulus, will continue to benefit global markets giving us confidence in future growth • Benefiting from increasing demand in wireless communications markets as 5G buildouts are accelerating COATINGS • Trending in-line with industrial production levels • Remain focused on pricing actions and providing value to our customers IRRIGATION • Expect sales to grow 50% - 53% this year, based on strength in global underlying ag fundamentals and a strong global backlog • Favorable market trends globally and a solid international project pipeline providing strong momentum well into next year • Certain grain commodity prices are off of recent highs but remain at elevated levels; we believe these trends remain positive for farmer sentiment • Deliveries of the large project for Egypt began in 4Q 2020, which will affect YoY growth comparisons

Fundamental Market Drivers Remain Resilient

USS

- Strong backlog demonstrates ongoing demand and necessity for renewables, grid hardening and expanding ESG focus within utility industry
- Well-positioned to be a preferred strategic partner with utilities and developers for their renewable energy goals

ESS

- Critical need for infrastructure investment provides very good economic stimulus
- Solid long-term market trends for road construction and single-family housing
- Carriers' investments support work and school-at-home and macro buildouts in suburban and rural communities, aligning with favorable trends in residential construction

COATINGS

- Closely following industrial production trends
- Global preservation of critical infrastructure over long-term
- Increased number of economies actively fighting costs of corrosion will drive need to extend life of steel products globally over long-term
- Fits well within ESG principles

IRRIGATION

- Global ag market fundamentals remain strong
- Net farm income improvements are driving positive farmer sentiment
- Improved demand along with strength across international markets and the large Egypt is providing a good line of sight into 2022

Record Backlog of More than $1.5B at the End of the Third Quarter

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Summary

01 **Ability to grow sales through innovation and execution** while being flexible and responding quickly to meet customer needs

02 **Improved operating margins** by executing on our pricing strategies and advancing operational excellence across our footprint

03 **Invested in our employees and technology** to drive new products and services, and build upon the strength of our operations

04 **Disciplined capital allocation** allocating capital to high-growth strategic investments while returning capital to shareholders through dividends and share repurchases

Poised and Well Positioned to Capture Growth and Drive Stakeholder Value in the Future

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Q&A 19 | Valmont Industries, Inc. | 3Q 2021 Earnings PresentationOctober 21, 2021

APPENDIX 20 | Valmont Industries, Inc. | 3Q 2021 Earnings PresentationOctober 21, 2021

3Q 2021 Financial Summary 21 | Valmont Industries, Inc. | 3Q 2021 Earnings PresentationOctober 21, 2021 Net Sales 2021 2020 Change YTD 2021 YTD 2020 Change Utility Support Structures $ 276.5 $ 274.4 0.8% $ 797.5 $ 731.2 9.1% Engineered Support Structures 281.1 255.7 9.9% 772.8 739.8 4.5% Coatings 96.7 87.9 10.0% 288.1 256.0 12.5% Irrigation 240.3 139.2 72.6% 752.0 446.6 68.4% Intersegment Sales1 (25.8) (23.2) NM (72.1) (76.5) NM Net Sales $ 868.8 $ 734.0 18.4% $ 2,538.3 $ 2,097.0 21.0% Operating Income $ 76.2 $ 61.5 23.9% $ 236.0 $ 171.8 37.4% Adjusted Operating Income2 $ 80.4 $ 67.1 19.8% $ 248.5 $ 199.7 24.4% Net Income $ 51.7 $ 39.3 31.6% $ 168.8 $ 104.9 60.9% Diluted Earnings Per Share (EPS) $ 2.40 $ 1.84 30.4% $ 7.86 $ 4.89 60.7% Adjusted Diluted Earnings Per Share (EPS)2 $ 2.57 $ 1.99 29.1% $ 8.20 $ 5.99 36.9% $M, except for per share amounts .1Includes rounding 2Please see Reg G reconciliation to GAAP measures at end of document..

Steel Material Index Trends 2020-2021 YTD 22 | Valmont Industries, Inc. | 3Q 2021 Earnings PresentationOctober 21, 2021 Since the last update (July 2nd), the AMM material index has increased from $1,500 to $1,852.9; an increase of 352.9 points or 23.5%. Source: FastMarketsAMM.

State Transportation Investment Funding Measures 23 | Valmont Industries, Inc. | 3Q 2021 Earnings PresentationOctober 21, 2021 • State legislators have introduced 198 transportation funding measures in 2021 • Funding Approved in 2021 Legislative Session: $29.55 billion • One-time funding bills, including allocation of federal Covid-19 relief funds, were approved in twelve states for a total of $23.4 billion Source: Transportation Investment Advocacy Center.

State Transportation Investment Funding Measures by Type 24 | Valmont Industries, Inc. | 3Q 2021 Earnings PresentationOctober 21, 2021 Source: Transportation Investment Advocacy Center. Increased Fuel Tax Electric Vehicle Fee Road Usage Fee

5G Adoption Forecast and Capex Spend Post-COVID 25 | Valmont Industries, Inc. | 3Q 2021 Earnings PresentationOctober 21, 2021 Source: GSM Association.

U.S. Net Farm Income October 21, 202126 Source: USDA Farm Income Data 10 11 13 12 14 22 46 28 82 71 49 63 67 57 49 85 0 20 40 60 80 100 120 2014 2015 2016 2017 2018 2019 2020 2021F Net Farm Income w/ Government Payments Dir. Gov't Payments NFI, less Gov't Payments 92 75 62 82 ($ B) 81 79 95 113 | Valmont Industries, Inc. | 3Q 2021 Earnings Presentation

U.S. Net Cash Farm Income by Year October 21, 2021 | Valmont Industries, Inc. | 3Q 2021 Earnings Presentation27 Source: USDA, American Farm Bureau Federation

2011-2020 Historical Free Cash Flow[1]

($M)	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
Net cash flows from operating activities	$ 149.7	$ 197.1	$ 396.4	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0	$ 307.6	$ 316.3
Net cash flows from investing activities	(84.1)	(136.7)	(131.7)	(256.9)	(48.2)	(53.0)	(49.6)	(155.4)	(168.1)	(104.0)
Net cash flows from financing activities	(45.9)	(16.4)	(37.4)	(136.8)	(32.0)	(95.2)	(220.0)	(162.1)	(98.9)	(173.8)
Net cash flows from operating activities	$ 149.7	$ 197.1	$ 396.4	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0	$ 307.6	$ 316.3
Purchase of plant, property, and equipment	(83.1)	(97.1)	(106.8)	(73.0)	(45.5)	(57.9)	(55.3)	(72.0)	(97.4)	(106.7)
Free Cash flows	66.6	100.0	289.7	101.1	226.8	174.9	77.8	81.0	210.2	209.6
Net earnings attributed to Valmont Industries, Inc.	$ 228.3	$ 234.1	$ 278.5	$ 183.9	$ 40.1	$ 173.2	$ 116.2	$ 94.4	$ 153.8	$ 140.7
Adjusted net earnings attributed to Valmont Industries, Inc.[1]	$ 162.3	N/A	$ 295.1	$ 187.7	$ 131.7	$ 137.6	$ 158.4	$ 123.0	N/A	163.8
Free Cash Flow Conversion - GAAP	0.29	0.43	1.04	0.55	5.66	1.01	0.67	0.86	1.37	1.49
Free Cash Flow Conversion - Adjusted	0.41	N/A	0.98	0.53	1.71	1.27	0.49	0.66	N/A	1.28

1) Reconciliation of Net Earnings to Adjusted Figures

	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
Net earnings attributed to Valmont Industries, Inc.	$ 228.3	$ 234.1	$ 278.5	$ 183.9	$ 40.1	$ 173.2	$ 116.2	$ 94.4	$ 153.8	$ 140.7
Change in valuation allowance against deferred tax assets	(66.0)	—	—	—	7.1	(20.7)	41.9	—	—	—
Impairment of long-lived assets	—	—	12.2	—	61.8	1.1	—	28.6	—	23.1
Reversal of contingent liability	—	—	—	—	—	(16.6)	—	—	—	—
Other non-recurring expenses (non-cash)					18.1	—	—	—	—	—
Deconsolidation of Delta EMD, after-tax and NCI	—	—	4.4	—	—	—	—	—	—	—
Noncash loss from Delta EMD shares	—	—	—	3.8	4.6	0.6	0.2	—	—	—
Adjusted net earnings attributed to Valmont Industries, Inc.	$ 162.3	$ 234.1	$ 295.1	$ 187.7	$ 131.7	$ 137.6	$ 158.4	$ 123.0	$ 153.8	$ 163.8

10 Year Average FCF is $154M; Last 5 Years Has Averaged $151M

[1] Adjusted earnings for purposes of calculating FCF conversion may not agree to the adjusted net earnings. The difference is due to cash restructuring, debt refinancing, or other non-recurring expenses which were settled in cash in the year of occurrence.

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Years of rapid raw material cost inflation GAAP 0.29X 0.43X 1.04X 0.55X 5.66X 1.01X 0.67X 0.86X 1.37X 1.49X Adj. 0.41X N/A 0.98X 0.53X 1.71X 1.27X 0.49X 0.66X N/A 1.28X 2011 – 2020 Free Cash Flow1 ($M) 67 100 290 101 227 175 78 81 210 210 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 10-yr Avg. $154M GAAP 1.34X Adj. 0.91X Historical FCF Conversion by Year1 Strong Free Cash Flow throughout the Cycle 29 | Valmont Industries, Inc. | 3Q 2021 Earnings PresentationOctober 21, 2021 1 We use the non-GAAP measure of FCF, which we define as GAAP net cash flows from operating activities reduced by capex. We believe that FCF is a useful performance measure for management and useful to investors as the basis for comparing our performance with other companies. Our measure of FCF may not be directly comparable to similar measures used by other companies.

Calculation of Adjusted EBITDA and Leverage Ratio 30 | Valmont Industries, Inc. | 3Q 2021 Earnings PresentationOctober 21, 2021 Certain of our debt agreements contain covenants that require us to maintain certain coverage ratios. Our Debt/Adjusted EBITDA may not exceed 3.5X Adjusted EBITDA (or 3.75X Adjusted EBITDA after certain material acquisitions) of the prior four quarters. See “Leverage Ratio “ below. TTM 25-Sep-21 Net earnings attributable to Valmont Industries, Inc. $ 204,590 Interest expense 41,976 Income tax expense 56,765 Stock-based compensation 24,034 Depreciation and amortization expense 89,133 EBITDA 416,498 Cash restructuring expenses 13,277 Adjusted EBITDA – last four quarters $ 429,775 Net indebtedness $ 796,261 Leverage Ratio 1.85 Interest-bearing debt $ 916,056 Less: Cash and cash equivalents in excess of $50 million 119,795 Net indebtedness 796,261 ($000s)

Summary of Effect of Significant Non-Recurring Items on Reported Results 31 | Valmont Industries, Inc. | 3Q 2021 Earnings PresentationOctober 21, 2021

Summary of Effect of Significant Non-Recurring Items on Reported Results 32 | Valmont Industries, Inc. | 3Q 2021 Earnings PresentationOctober 21, 2021

Summary of Effect of Significant Non-Recurring Items on Reported Results 33 | Valmont Industries, Inc. | 3Q 2021 Earnings PresentationOctober 21, 2021

Summary of Effect of Significant Non-Recurring Items on Reported Results 34 | Valmont Industries, Inc. | 3Q 2021 Earnings PresentationOctober 21, 2021

Regulation G Reconciliation of Forecasted GAAP and Adjusted Earnings 35 | Valmont Industries, Inc. | 3Q 2021 Earnings PresentationOctober 21, 2021